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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
Global Discount Travel Services LLC and
      Global Travel Marketing Services, Inc.:

We consent to the use of our report dated February 19, 1999, except for the tenth paragraph of Note 1, and the first paragraph of Note 8, which are as of March 10, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG LLP

Las Vegas, Nevada
March 15, 1999